CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective amendment No. 7 to the Registration Statement on Form S-1 (No. 333-132399) of our report dated March 21, 2011 relating to the financial statements, which appears in PHL Variable Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Hartford, Connecticut

April 11, 2011